UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2011
DRI Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	000-28539 (Commission File Number)	56-1362926 (IRS Employer Identification No.)

13760 Noel Road, Suite 830 Dallas, Texas (Address of Principal Executive Offices)		75240 (Zip Code)
Registrant’s telephone number, including area code: (214) 378-8992
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 1.01	Entry into Material Definitive Agreement.
     On March 31, 2011 (the “PNC Effective Date”), our wholly-owned subsidiaries Digital Recorders, Inc. and TwinVision of North America, Inc. (collectively, the “Borrowers”), and DRI Corporation (“DRI” and, together with the Borrowers, each a “Loan Party” and collectively, the “Loan Parties”), entered into a Waiver and Amendment No. 8 to Revolving Credit and Security Agreement (the “PNC Amendment”) with the financial institutions party thereto (the “Lenders”) and PNC Bank, National Association, as agent for the Lenders (“PNC”). The PNC Amendment (i) waives the events of default that, as of the PNC Effective Date, had occurred and continued to occur as a result of the noncompliance by the Loan Parties with certain financial covenants and restrictions on the payment of dividends and distributions contained in that certain Revolving Credit and Security Agreement, dated as of June 30, 2008, by and among the Loan Parties, the Lenders and PNC (as amended, restated, supplemented and otherwise modified from time to time, the “PNC Agreement”) (collectively, the “Existing PNC Defaults”), (ii) amends certain affirmative and negative covenants of the Loan Parties under the PNC Agreement, and (iii) extends the effective term of the PNC Agreement. As consideration for the PNC Amendment, the Loan Parties paid PNC an amendment fee equal to $50,000.
     On April 6, 2011 (the “BHC Effective Date”), the Loan Parties entered into a Waiver and Eighth Amendment to the Loan and Security Agreement (the “BHC Amendment”) with BHC Interim Funding III, L.P., a Delaware limited partnership (“BHC”). The BHC Amendment (i) waives the events of default that, as of the BHC Effective Date, had occurred and continued to occur as a result of the noncompliance by the Loan Parties with certain financial covenants and restrictions on the payment of dividends and distributions contained in that certain Loan and Security Agreement, dated as of June 30, 2008, by and among the Loan Parties and BHC (as amended, modified, supplemented or restated from time to time, the “BHC Agreement”) (collectively, the “Existing BHC Defaults”), (ii) amends certain affirmative and negative covenants of the Loan Parties under the BHC Agreement, and (iii) extends the effective term of the BHC Agreement. As consideration for the BHC Amendment, the Loan Parties paid BHC an amendment fee equal to $50,000.
     The material terms and conditions of the PNC Amendment and the BHC Amendment are more fully described in Item 2.03—Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant, below.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
PNC Amendment:
     On the PNC Effective Date, the Loan Parties, the Lenders and PNC entered into the PNC Amendment to waive the Existing PNC Defaults and to modify certain financial covenants and other terms and conditions contained in the PNC Agreement, as more fully described below.
     Fixed Charge Coverage Ratio. Pursuant to the modifications effected by the PNC Amendment, each Loan Party must maintain, as of the end of each fiscal quarter set forth in the table below, a fixed charge coverage ratio for the twelve month period ending on the last day of such fiscal quarter, of not less than the fixed charge coverage ratio set forth opposite such fiscal quarter.

Fiscal Quarter Ending:	Fixed Charge Coverage Ratio:
March 31, 2011	No Test
June 30, 2011	No Test
September 30, 2011	No Test
December 31, 2011 and each fiscal quarter ending thereafter	1.25 to 1.00
     Leverage Ratio. The PNC Amendment further modifies the PNC Agreement to require each Loan Party to maintain, as of the end of each fiscal quarter set forth in the table below, a ratio of (i) Funded Debt (as defined in the PNC Agreement) of the Loan Parties on a consolidated basis outstanding on the last day of each such fiscal quarter to (ii) EBITDA of the Loan Parties on a consolidated basis for the twelve month period ending on the last day of such fiscal quarter, of not greater than the leverage ratio set forth opposite such fiscal quarter:

Fiscal Quarter Ending	Leverage Ratio
March 31, 2011	17.5 to 1.0
June 30, 2011	16.5 to 1.0
September 30, 2011	10.25 to 1.0
December 31, 2011 and each fiscal quarter ending thereafter	4.00 to 1.0

     Minimum Global EBITDA. Additionally, pursuant to the provisions of the PNC Amendment, each Loan Party is now required to maintain as of the end of each fiscal quarter set forth in the table below, for the twelve month period ending on the last day of such fiscal quarter, an EBITDA of DRI on a consolidated basis of not less than the amount set forth below opposite each such fiscal quarter:

Fiscal Quarter Ending	Minimum EBITDA
March 31, 2011	$2,750,000
June 30, 2011	$3,000,000
September 30, 2011	$5,000,000
December 31, 2011 and each fiscal quarter ending thereafter	$7,000,000
     Minimum Domestic EBITDA. The PNC Amendment also imposes a new affirmative financial covenant on the Loan Parties which requires the Loan Parties to maintain, as of the end of each fiscal quarter set forth in the table below, an EBITDA of the Loan Parties on a consolidated basis, for the twelve month period ending on the last day of such fiscal quarter, of not less than the amount set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Minimum EBITDA
March 31, 2011	$525,000
June 30, 2011	$625,000
September 30, 2011	$900,000
December 31, 2011 and each fiscal quarter ending thereafter	No Test
     Dividends and Distributions. The PNC Amendment also modifies the PNC Agreement to allow (a) DRI to pay non-cash dividends consisting of additional shares of DRI’s capital stock, and (b) the Borrowers to pay dividends or make distributions to DRI to enable DRI to pay, among other things, up to $625,000 in the aggregate in any fiscal year of dividends or distributions with respect to DRI’s preferred stock; provided, however, that, after giving effect to the payment of such dividends or the making of such distributions (i) under the preceding clauses (a) and/or (b), there shall not exist any Default or Event of Default (as each such term is defined under the PNC Agreement), and (ii) under the preceding clause (b), the Borrowers shall (A) have at least $750,000 of Undrawn Availability (as defined in the PNC Agreement), and (B) demonstrate to PNC that the Borrowers will be in pro forma compliance with the fixed charge coverage ratio required under the PNC Agreement (described above) for the fiscal quarter ended prior to such payment; provided, however, that if the fixed charge coverage ratio was not tested in such fiscal quarter, then Borrowers will not be permitted to pay any such dividends or make any such distributions.
     Term and Early Termination Fee. Finally, the PNC Amendment extends the effective term of the PNC Agreement until the earlier to occur of (i) April 30, 2012, or (ii) five (5) days prior to the final stated maturity of the Subordinated Notes (as defined in the PNC Agreement), and provides that the Loan Parties shall pay PNC a fee in an amount equal to $40,000 in the event that the Loan Parties exercise their right to terminate the PNC Agreement early in accordance with the terms and conditions thereof.
     The foregoing description of the terms and conditions of the PNC Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the PNC Amendment, which will be filed as an exhibit to DRI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.
BHC Amendment:
     On the BHC Effective Date, the Loan Parties and BHC entered into the BHC Amendment to waive the Existing BHC Defaults and to modify certain other terms and conditions contained in the BHC Agreement, as more fully described below.
     Fixed Charge Coverage Ratio. Pursuant to the modifications effected by the BHC Amendment, the Loan Parties must maintain, as of the end of each fiscal quarter set forth in the table below, a fixed charge coverage ratio for the twelve month period ending on the last day of such fiscal quarter, of not less than the fixed charge coverage ratio set forth opposite such fiscal quarter.

Fiscal Quarter Ending:	Fixed Charge Coverage Ratio:
March 31, 2011	No Test
June 30, 2011	No Test
September 30, 2011	No Test
December 31, 2011 and each fiscal quarter ending thereafter	1.25 to 1.00

     Leverage Ratio. The BHC Amendment further modifies the BHC Agreement to require the Loan Parties to maintain, as of the end of each fiscal quarter set forth in the table below, a ratio of (i) Funded Debt (as defined in the BHC Agreement) of the Loan Parties on a consolidated basis outstanding on the last day of each such fiscal quarter to (ii) EBITDA of the Loan Parties on a consolidated basis for the twelve month period ending on the last day of such fiscal quarter, of not greater than the leverage ratio set forth opposite such fiscal quarter:

Fiscal Quarter Ending	Leverage Ratio
March 31, 2011	17.50 to 1.0
June 30, 2011	16.50 to 1.0
September 30, 2011	10.25 to 1.0
December 31, 2011 and each fiscal quarter ending thereafter	4.00 to 1.0
     Minimum EBITDA. Additionally, pursuant to the provisions of the BHC Amendment, DRI and its consolidated subsidiaries, on a consolidated basis, are now required to maintain as of the end of each fiscal quarter set forth in the table below, for the twelve month period ending on the last day of such fiscal quarter, and minimum EBITDA of not less than the amount set forth below opposite each such fiscal quarter:

Fiscal Quarter Ending	Minimum EBITDA
March 31, 2011	$2,750,000
June 30, 2011	$3,000,000
September 30, 2011	$5,000,000
December 31, 2011 and each fiscal quarter ending thereafter	$7,000,000
     Net Worth. Pursuant to the BHC Amendment, the BHC Agreement now requires the Loan Parties to maintain, at all times during and at the end of each fiscal quarter, a Net Worth (as defined herein) of not less than $12,500,000. For purposes of the BHC Agreement, the term “Net Worth” is defined as the excess of total assets over total liabilities for the Loan Parties on a consolidated basis determined in conformity with generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis.
     Dividends and Distributions. The BHC Amendment also modifies the BHC Agreement to allow (a) DRI to pay non-cash dividends consisting of additional shares of DRI’s capital stock, and (b) the Borrowers to pay dividends or make distributions to DRI to enable DRI to pay, among other things, up to $625,000 in the aggregate in any fiscal year of dividends or distributions with respect to DRI’s preferred stock; provided, however, that, after giving effect to the payment of such dividends or the making of such distributions (i) under the preceding clauses (a) and/or (b), there shall not exist any Default or Event of Default (as each such term is defined under the BHC Agreement), and (ii) under the preceding clause (b), the Borrowers shall (A) have at least $750,000 of Undrawn Availability (as defined in the PNC Agreement), and (B) demonstrate to BHC that the Borrowers will be in pro forma compliance with the fixed charge coverage ratio required under the BHC Agreement (described above) for the fiscal quarter ended prior to such payment; provided, however, that if the fixed charge coverage ratio was not tested in such fiscal quarter, then Borrowers will not be permitted to pay any such dividends or make any such distributions.
     Maturity Date. The BHC Amendment extends the maturity date of the BHC Agreement until April 30, 2012.
     Termination Fee. Pursuant to the BHC Agreement, the Borrowers are required to pay to BHC, in addition to any amounts payable under the BHC Agreement, a termination fee (the “Termination Fee”) on each date (each, a “Payment Date”) on which any payment or prepayment of principal on the Term Loan (as defined in the BHC Agreement) is made, regardless of whether such payment (i) is of all or any portion of the outstanding principal balance of the Term Loan and/or (ii) is a regularly scheduled payment, an optional or mandatory prepayment, or a payment that results from acceleration or enforcement of BHC’s rights under the BHC Agreement. The BHC Amendment modifies the schedule setting forth the amount of the Termination Fee which appears in the BHC Agreement to read as follows:

Then the Amount of the
If the Payment Date is:	Termination Fee Shall Equal:
On or before June 30, 2011	$800,000
After June 30, 2011, but on or before September 30, 2011	$1,000,000
After September 30, 2011, but on or before December 30, 2011	$1,300,000
January 1, 2012 and thereafter	$1,700,000
     The foregoing description of the terms and conditions of the BHC Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the BHC Amendment, which will be filed as an exhibit to DRI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

ITEM 7.01	Regulation FD Disclosure.
     On April 6, 2011, DRI announced in a press release that it has secured extensions for DRI’s existing loan agreements with its U.S. lenders, PNC and BHC, through April 30, 2012. In the same press release, DRI acknowledged that, with the assistance of Morgan Keegan & Company, Inc., DRI had evaluated a number of financing options for its U.S. operations, but ultimately concluded that an extension of the existing financing arrangements with PNC and BHC was the best course of action.
     The information set forth in this Item 7.01 and in Exhibit 99.1 to this Form 8-K are furnished to, but not filed with, the Securities and Exchange Commission.

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits
     We plan to promptly file the full text of the PNC Amendment and of the BHC Amendment as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Exhibit No.	Description

99.1	Press Release of DRI Corporation, dated April 6, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 6, 2011

DRI CORPORATION
By:	/s/ KATHLEEN B. OHER
Kathleen B. Oher
Vice President, Chief Financial Officer, Treasurer, and Secretary